AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1999

                                                      REGISTRATION NO. 333-60185
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                 AMENDMENT NO.1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -------------------------

           PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.                RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES NSC 1998-1
       (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its Trust Agreement)
                              Delaware                                                           New York
   (State or other jurisdiction of incorporation or organization)     (State or other jurisdiction of incorporation or organization)
                                6799                                                               6733
      (Primary Standard Industrial Classification Code Number)           (Primary Standard Industrial Classification Code Number)
                             31-0944462                                                            N/A
                (I.R.S. Employer Identification No.)                               (I.R.S. Employer Identification No.)
                         One New York Plaza                                              c/o The Bank of New York
                             14th Floor                                                101 Barclay Street, 12 East
                      New York, New York 10292                                           New York, New York 10286
                           (212) 809-6631                                                 Attention: Corporate Trust
 (Address, including zip code, and telephone number,                                          (212) 815-5098
 including area code, of registrant's principal executive offices)     (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                              Felicia Smith, Esq.
                       Prudential Securities Incorporated
                                One Seaport Plaza
                            New York, New York 10292
                                 (212) 214-324
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                               -------------------

                                   COPIES TO:

                             David L. Sugerman, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000
                               -------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
X   Information contained herein is subject to completion             X
X   or amendment. A registration statement relating to these          X
X   securities has been filed with the Securities and Exchange        X
X   Commission. These securities may not be sold nor may offers to    X
X   buy be accepted prior to the time the registration statement      X
X becomes effective. This prospectus shall not constitute an offer X X to sell or the solicitation of an offer to buy nor shall there be X X any sale of these securities in any State in which such offer, X
X   solicitation or sale would be unlawful prior to registration or   X
X   qualification under the securities laws of any such State.        X
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX


                  SUBJECT TO COMPLETION, DATED JANUARY 12, 1999

PROSPECTUS
            Receipts on Corporate Securities Trust, Series NSC 1998-1

               Offer to Exchange Receipts on Corporate Securities,
         Series NSC 1998-1, Amortizing Class, which have been registered under the Securities Act of 1933, as amended,
                for any and all outstanding Receipts on Corporate
          Securities, Series NSC 1998-1, Amortizing Class The Exchange
              Offer will expire at 5:00 p.m., New York City time, on
                       February , 1999, unless extended.

     The Receipts on Corporate Securities, Series NSC 1998-1, Amortizing Class (the "New Certificates") issued by the Receipts on Corporate Securities Trust, Series NSC 1998-1 (the "Trust"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal Certificate Principal Balance of outstanding Receipts on Corporate Securities, Series NSC 1998-1, Amortizing Class (the "Old Certificates"), of which $68,089,189.08 aggregate Certificate Principal Balance is outstanding as of the date hereof. The Trust was formed pursuant to a trust agreement dated as of August 28, 1997 as amended by Base Amendment No. 1 dated as of February 27, 1998, and as supplemented by the Series NSC 1998-1 Supplement dated as of April 13, 1998 (together, the "Trust Agreement") between Prudential Securities Structured Assets, Inc., as depositor ("PSSA") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The property of the Trust will consist solely of $80,000,000 aggregate principal amount of 7.90% Notes due May 15, 2097 (the "NSC Notes") issued by Norfolk Southern Corporation ("NSC"), having the characteristics described in its prospectus dated May 14, 1997 and a supplement thereto dated May 14, 1997 (together, the "NSC Notes Prospectus"). The NSC Notes were issued and sold as part of an underwritten public offering of $350,000,000 aggregate principal amount of such securities.

     Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be February , 1999, (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date"), will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Trust, and to the terms of the Registration Rights Agreement, dated as of April 13, 1998 (the "Registration Rights Agreement"), between PSSA and Prudential Securities Incorporated, as initial purchaser ("Prudential Securities"). Old Certificates may be tendered only in minimum denominations of $250,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof. See "The Exchange Offer".

     The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except the New Certificates have been registered under the Securities Act and therefore will not bear certain legends restricting the transfer thereof. The New Certificates will be issued in fully registered, certificated form. See "The Exchange Offer" and "Description of the New Certificates".

     The Trust issued the Receipts on Corporate Securities Series NSC 1998-1 (the "Trust Certificates") in two Series: the Amortizing Class and the Residual Class, which collectively represent the entire beneficial ownership of the Trust. Subject to the occurrence of an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution (each as defined herein), the Residual Class Certificates evidence fractional undivided beneficial interests in all principal payments on the NSC Notes, and in interest accrued and paid on the NSC Notes after May 15, 2017 at a rate of 7.90% per annum, compounded semiannually. Subject to such occurrences, the Amortizing Class Certificates evidence fractional undivided beneficial interests in all payments of interest accrued and paid on the NSC Notes on or before May 15, 2017. The Trust Certificates were purchased at an original issue discount. Subject to the occurrence of an Optional Redemption or a Shortened Maturity Redemption, no cash distributions will be made on the Residual Class Certificates. Instead, the Residual Class Certificates outstanding on May 15, 2017 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the NSC Notes underlying such Residual Class Certificates equal to the aggregate Certificate Principal Balance of such Residual Class Certificates.




     The NSC Notes may be redeemed prior to maturity, as a whole or in part, at the option of NSC (an "Optional Redemption"), upon not less than 30 nor more than 60 days' prior written notice, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (an "Optional Redemption Date") on a semiannual basis at the Treasury Yield (as defined herein) plus 20 basis points, together with accrued interest to the date of redemption.

     Upon the occurrence of a Tax Event (as defined herein) with respect to the NSC Notes, NSC has the right to shorten the maturity of the NSC Notes (i) to the minimum extent required, in the opinion of nationally recognized independent tax counsel to NSC, such that, after the shortening of the maturity, interest paid on the NSC Notes will be deductible for U.S. federal income tax purposes or,
(ii) if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the Board of Directors of NSC after receipt of an opinion of such counsel regarding the applicable legal standards. (Any such new maturity date is referred to herein as the "Shortened Maturity Date," and the redemption of the NSC Notes effected on such date is referred to as a "Shortened Maturity Redemption.")

     In the event of an Optional Redemption or a Shortened Maturity Redemption, the Certificates will be redeemed on the Optional Redemption Date or the Shortened Maturity Date. In such event, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date or the Shortened Maturity Date, as the case may be, to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017, discounted semiannually in each case at a rate of 7.90% per annum to the Optional Redemption Date or the Shortened Maturity Date. Such ratio will be calculated by the Company, as calculation agent. In the case of an Optional Redemption of less than all of the NSC Notes, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the foregoing ratio as of the Optional Redemption Date on a pro rata basis; such a distribution will result in a reduction (based on the percentage of NSC Notes redeemed) of the Residual Class Certificates Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments (as defined in the Trust Agreement) with respect to, the Amortizing Class Certificates based on the remaining NSC Notes after such redemption.

     Losses realized on the NSC Notes will be borne by the holders of the Trust Certificates in the manner described herein. See "Risk Factors--Events of Default" herein.

     NSC did not participate in, and did not receive any proceeds in connection with, the sale of the Trust Certificates.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trust or PSSA for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that: (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from PSSA for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Restricted Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, PSSA has agreed that starting on the Expiration Date it will make this Prospectus available to any Restricted Broker-Dealer for use in connection with any such resale for one year. See "Plan of Distribution".

     Neither the Trust nor PSSA will receive any proceeds from this offering. PSSA has agreed to pay the expenses of the Exchange Offer. No underwriter or dealer-manager is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

     Prior to this Exchange Offer, there has been no public market for the New Certificates. Neither PSSA nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. Prudential Securities has previously made a market in the Old Certificates, and the Trust has been advised that Prudential Securities currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. Prudential Securities is not obligated, however, to make a market in the Old Certificates or the New Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of Prudential Securities. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Certificates".

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     For a discussion of material risks that should be considered by participants in the Exchange Offer, see "Risk Factors" beginning on page 9 of this Prospectus.

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     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CERTIFICATES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

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                  The date of this Prospectus is January , 1999


                    AVAILABLE INFORMATION REGARDING THE TRUST

     PSSA on behalf of the Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission relating to the Trust. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including PSSA on behalf of the Trust.

     The reports to be filed by PSSA on behalf of the Trust will consist primarily of distribution date statements relating to the distributions made on the Trust Certificates and certain material events regarding the Trust, but not other financial information or statements. The reports will also refer to the periodic reports filed by NSC so long as NSC is a reporting company under the Exchange Act. If NSC ceases to be a reporting company under the Exchange Act, information regarding NSC and the NSC Notes will be limited to that received by the Trustee, as the holder of the NSC Notes, from the NSC Notes Trustee as required by the NSC Notes Indenture.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Trust and PSSA on behalf of the Trust with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Trust and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

     No separate financial statements of the Trust have been included or incorporated by reference herein. PSSA does not believe such financial statements would be material to holders of the New Certificates because the sole asset of the Trust consists of debt obligations of an unaffiliated issuer that is a reporting company under the Exchange Act. See "Description of the Trust Assets--NSC."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part (File No. 333-60185) are hereby incorporated by reference in this Prospectus: the Trust Agreement dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee, as amended by Base Amendment No. 1 dated as of February 27, 1998; the Series NSC 1998-1 Supplement dated as of April 13, 1998 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee; and the Registration Rights Agreement dated as of April 13, 1998 between Prudential Securities Structured Assets, Inc. and Prudential Securities Incorporated.

     This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon written or oral request of such person, from Prudential Securities Structured Assets, Inc., One New York Plaza, 14th Floor, New York, N.Y. 10292-2014, Attention: James Whang. In order to ensure timely delivery of the documents, any request should be made by January 31, 1999.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety. Certain capitalized terms used herein are defined elsewhere in this Prospectus. For an index of capitalized terms, please see page 32.

                                   The Issuer

     Receipts on Corporate Securities Trust, Series NSC 1998-1 (the "Trust") formed pursuant to a Trust Agreement dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc., as depositor ("PSSA"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), as supplemented by the Series NSC 1998-1 Supplement dated as of April 13, 1998 (together, and as amended, the "Trust Agreement"). PSSA is a Delaware corporation and a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). On April 13, 1998, PSSA deposited $80,000,000 aggregate principal amount of 7.90% Notes due May 15, 2097 (the "NSC Notes") issued by Norfolk Southern Corporation ("NSC") with the Trustee in exchange for two classes of Receipts on Corporate Securities, Series NSC 1998-1: the Amortizing Class Certificates and the Residual Class Certificates (together the "Trust Certificates"). The Old Certificates currently constitute, and the New Certificates along with any Old Certificates not tendered in the Exchange Offer will constitute, the entire Amortizing Class.

     The Corporate Trust Office of the Trustee is located at 101 Barclay Street, 12th Floor East, New York, New York 10286, Attention: Corporate
Trust--Administration and its number is (212) 815-5098.

                         Description of the Trust Assets

     The assets of the Trust consist solely of $80,000,000 aggregate principal amount of 7.90% Notes due May 15, 2097 issued by NSC and having the characteristics described in the NSC Notes Prospectus. The NSC Notes were originally issued by NSC on or about May 19, 1997 as part of an underwritten public offering of $350,000,000 aggregate principal amount of such securities (CUSIP No. 655844AK4) pursuant to a registration statement on Form S-3 (File No. 333-24051) (together with all amendments and exhibits thereto, the "NSC Notes Registration Statement"), filed by NSC with the Commission under the Securities Act. Payments of interest are required to be made on the NSC Notes semiannually on the fifteenth day of each May and November, commencing November 15, 1997, or if such day is not a business day, on the next business day.

     The NSC Notes deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of an Optional Redemption or a Shortened Maturity Redemption will depend on the Trust's receipt of payments on, or in respect of, the NSC Notes.

                               The Exchange Offer

The Exchange Offer .........  New Certificates are being offered in exchange for an equal Certificate Principal Balance of Old Certificates. As of the date hereof, Old Certificates with an aggregate Certificate Principal Balance of $68,089,189.08 are outstanding. Old Certificates may be tendered only in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof.

Registration Rights
Agreement ................... The Old Certificates were sold on April 13, 1998 to Prudential Securities. Prudential Securities placed the Old Certificates with institutional investors in a transaction exempt from registration under the Securities Act in reliance on Rule 144A thereunder. In connection therewith, PSSA and Prudential Securities entered into the Registration Rights Agreement, providing, among other things, for the Exchange Offer to occur. See "The Exchange Offer--Terms of the Exchange Offer".

Resale of New
Certificates ................ Based on interpretations by the staff of the
                              Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trust for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that: (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from PSSA for its own account; (ii) any New Certificates to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Restricted Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. PSSA has agreed that it will make this Prospectus available to any Restricted Broker-Dealer for use in connection with any such resale for one year. See "Plan of Distribution". To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Certificates prior to offering or selling such New Certificates. PSSA has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to cause the registration or qualification of the New Certificates for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Certificates to trade the New Certificates without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of
Failure to Exchange
Old Certificates ............ Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, neither PSSA nor the Trust will have an obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the New Certificates and the Exchange Offer--Consequences of Failure to Exchange" and "The Exchange Offer--Terms of the Exchange Offer".

Expiration Date ............. 5:00 p.m., New York City time, on February , 1999
                              (30 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Conditions to the
Exchange Offer .............. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Trust. See "The Exchange Offer--Conditions". Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with, or obtained by, the Trust or PSSA in connection with the Exchange Offer.

Procedures for Tendering
Old Certificates ............ Each holder of Old Certificates wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Certificates to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein. See "The Exchange Offer--Procedures for Tendering".

Guaranteed Delivery
Procedures .................. Holders of Old Certificates who wish to tender their Old Certificates and whose Old Certificates are not immediately available or who cannot deliver their Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures".

Withdrawal Rights ........... Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Certificates
and Delivery of New
Certificates ................ Subject to certain conditions, any and all Old
                              Certificates that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer".

Federal Income Tax
Consequences ................ The exchange of New Certificates for Old
                              Certificates will not be a sale or exchange or otherwise a taxable event for federal income tax purposes. See "U.S. Federal Income Tax Consequences--Exchange of Old Certificates for New Certificates".

Exchange Agent .............. The Bank of New York is serving as exchange agent
                              (the "Exchange Agent") in connection with the Exchange Offer. The Bank of New York is also the Trustee.

Fees and Expenses ........... All expenses incident to the Trust's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by PSSA. See "The Exchange Offer--Fees and Expenses".

Use of Proceeds ............. There will be no cash proceeds payable to the
                              Trust or PSSA from the issuance of the New
                              Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates were applied to the purchase of the NSC Notes and to pay issuance costs. See "Use of Proceeds".

                              The New Certificates

     The Exchange Offer relates to the exchange of up to $68,089,189.08 aggregate Certificate Principal Balance of Old Certificates for up to an equal aggregate Certificate Principal Balance of New Certificates. The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates have been registered under the Securities Act and therefore will not bear certain legends restricting the transfer thereof. In addition, as a result of the rating assigned to the New Certificates, the New Certificates will not be subject to restrictions on transfer applicable to the Old Certificates pursuant to Rule 3a-7 under the Investment Company Act of 1940, as amended ("Rule 3a-7"). See "Description of the New Certificates".

Trust Securities ............ The New Certificates (along with any Old
                              Certificates that are not tendered in the Exchange Offer) will constitute the "Amortizing Class Certificates," one of two classes of Trust Certificates, which collectively represent the entire undivided beneficial ownership of the Trust. The current aggregate Certificate Principal Balance of the Amortizing Class Certificates is $68,089,189.08. The other class of Trust Certificates, the Residual Class Certificates, has an $80,000,000 aggregate Certificate Principal Balance. Subject to the occurrence of an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution, no cash distributions will be made on the Residual Class Certificates. Instead, except in certain circumstances of non-payment by NSC, the Residual Class Certificates outstanding on May 15, 2017 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the NSC Notes underlying such Residual Class Certificates equal to the aggregate Certificate Principal Balance of the Residual Class Certificates.

Scheduled Distributions
on New Certificates. ........ Scheduled distributions on the Amortizing Class
                              Certificates will consist of equal semiannual installments allocable to principal and interest through May 15, 2017 (each, a "Fixed Payment"). Each Fixed Payment will be allocated between interest accrued at a per annum rate equal to 6.375% compounded semiannually (the "Yield to Amortizing Class Final Distribution Date") on the then-outstanding Certificate Principal Balance of the Amortizing Class Certificates, and the repayment of principal. Although payments on the Amortizing Class Certificates are denominated as principal and interest, the Amortizing Class Certificates generally represent indirect beneficial ownership of solely the interest payments on the NSC Notes on or before May 15, 2017 and will be paid solely from interest payments on the NSC Notes; absent an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution on or prior to May 15, 2017, the Amortizing Class Certificateholders have no right to any portion of the principal payments on the NSC Notes. The Amortizing Class Certificates are scheduled to be paid in full on May 15, 2017 (the "Amortizing Class Final Distribution Date"). The actual final payment date could occur later in the event of a payment default on the NSC Notes, and could occur earlier in the case of an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution.

Optional Redemption ......... The NSC Notes will be redeemable prior to maturity, as a whole or in part, at the option of NSC (an "Optional Redemption"), upon not less than 30 nor more than 60 days' prior written notice, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (an "Optional Redemption Date") on a semiannual basis at the Treasury Yield (as defined herein) plus 20 basis points, together with accrued interest to the date of redemption. In the event of an Optional Redemption, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017, discounted semiannually in each case at a rate of 7.90% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date. Such ratio will be calculated by the Company, as calculation agent (the "Calculation Agent"). In the case of an Optional Redemption of less than all of the NSC Notes, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the Distribution Ratio as of the Optional Redemption Date on a pro rata basis; such a distribution will result in a reduction (based on the percentage of NSC Notes redeemed) of the Residual Class Certificates Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments with respect to, the Amortizing Class Certificates based on the remaining NSC Notes after such redemption.

Shortened Maturity
Redemption .................. Upon the occurrence of a Tax Event (as defined below) with respect to the NSC Notes, NSC has the right to shorten the maturity of the NSC Notes (i) to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the NSC Notes will be deductible for U.S. federal income tax purposes or, (ii) if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the Board of Directors of NSC after receipt of an opinion of such counsel regarding the applicable legal standards. (Any such new maturity date is referred to herein as the "Shortened Maturity Date.") If the Shortened Maturity Date is on or prior to May 15, 2017, the Amortizing Class Certificates and the Residual Class Certificates will be redeemed on the Shortened Maturity Date (a "Shortened Maturity Redemption"). The Trustee will distribute the payment received on the NSC Notes on the Shortened Maturity Date to the holders of each class of Certificates on the basis of the Distribution Ratio as of the Shortened Maturity Date. Such ratio will be calculated by the Calculation Agent. After such a distribution, holders of Amortizing Class Certificates and Residual Class Certificates will receive no further distributions from the Trust. A Shortened Maturity Redemption as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates."

                              A "Tax Event" means that NSC shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after May 19, 1997, there is more than an insubstantial increase in the risk that interest paid by NSC on the NSC Notes is not, or will not be, deductible, in whole or in part, by NSC for United States federal income tax purposes. See "Description of the New Certificates--Shortened Maturity Redemption".

In-Kind Distribution ........ Upon a Payment Default or an Acceleration of the
                              NSC Notes under the terms of the trust indenture relating to the NSC Notes (the "NSC Notes Indenture") on or before May 15, 2017, the Trustee will make an In-Kind Distribution of the NSC Notes to the holders of the Trust Certificates. Such distribution will be made to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.90% per annum to the date of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent. See "Description of New Certificates--In-Kind Distribution". After such a distribution, Holders of Amortizing Class Certificates will receive no further distributions from the Trust. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Certificateholder
Exchange Right .............. Holders of both the Amortizing Class Certificates and Residual Class Certificates will have the right on any Scheduled Distribution Date other than May 15, 2017, on not less than 30 and not more than 45 days' prior written notice to the Trustee, to exchange Certificates of both Classes representing not less than 10 percent of the Aggregate Certificate Principal Balance of all Certificates of such Class for an equivalent percentage of NSC Notes held in the Trust. See "Description of New Certificates--Exchange of Certificates for NSC Notes."

Record Dates ................ The fifth day immediately preceding each
                              Distribution Date.

Denominations ............... The New Certificates will be denominated and payable in U.S. dollars and will be issued in definitive, fully-registered form in minimum denominations of $250,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof.

Federal Income Tax
Consequences ................ For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership treated as an association). Although the characterization of the Trust is not certain, the Trust should be treated for U.S. federal income tax purposes as a grantor trust, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service on that basis. If the Trust were not classified as a grantor trust, it would be classified as a partnership. In either event, the Trust will not be subject to U.S. federal income taxation.

                              Under the grantor trust characterization, each holder of a Trust Certificate will be treated as owning the rights to those payments on the NSC Notes that are allocable to that Trust Certificate and will be taxed under the "stripped bond" rules of the Internal Revenue Code of 1986. Under those rules, a holder of a Trust Certificate will be required to include in ordinary gross income original issue discount income based on the holder's yield to maturity for the Trust Certificate.

                              The exchange of New Certificates for Old
                              Certificates will not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. See "U.S. Federal Income Tax Consequences--Exchange of Old Certificates for New Certificates".

Ratings ..................... The New Certificates will be rated "Baa1" by
                              Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services at issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     Prior to tendering Old Certificates in the Exchange Offer, holders of Old Certificates should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters.

Limited Obligations and Interests

     The New Certificates will not represent an obligation of, or interest in, PSSA or any of its affiliates. The New Certificates will not be insured or guaranteed by any government agency or instrumentality, PSSA, any Person affiliated with PSSA or the Trustee, or any other Person.

No Detailed Information About NSC or the NSC Notes

     This Prospectus provides limited information with respect to the NSC Notes and NSC, any risk factors relating thereto, and any rights or obligations, legal, financial or otherwise, arising under or related to the NSC Notes. See "Description of the Trust Assets".

Events of Default

     If an event of default on the NSC Notes occurs, the risk of loss with respect to the NSC Notes lies entirely with the holders of the Trust Certificates. If a Payment Default or Acceleration occurs with respect to the NSC Notes, the Trustee will distribute the NSC Notes to the holders of the Trust Certificates in an In-Kind Distribution. In connection with an In-Kind Distribution, a holder will recognize gain or loss on such exchange equal to the difference between the portion of the amount realized on the exchange allocable to the holder and the allocable portion of the holder's basis in the Certificate. See "Description of the New Certificates--Distribution of the NSC Notes on Payment Default or Acceleration" herein. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Bankruptcy Risks

     The New Certificates are payable solely from payments made on the NSC Notes by NSC. NSC is subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of NSC, could result in delays in distribution, partial distribution or non-distribution, on the New Certificates. See "Description of the New Certificates--Distribution of the NSC Notes on Payment Default or Acceleration" herein.

Maturity and Redemption Considerations

     The Amortizing Class Certificates are scheduled to receive semiannual distributions as described in "Description of the New Certificates--Collections and Distributions on New Certificates." Potentially, the maturity and yield of the New Certificates could be affected by (i) a cash distribution to holders of the Trust Certificates upon a Shortened Maturity Redemption or an Optional Redemption of the NSC Notes or (ii) a distribution of the NSC Notes to such holders upon an In-Kind Distribution. In the event of a cash distribution on a Shortened Maturity Date or an Optional Redemption Date, holders of Trust Certificates will receive their respective shares (determined pursuant to formulas described in "Description of the New Certificates--Shortened Maturity Redemption" and "Description of the New Certificates--Optional Redemption") of the redemption price (which price will consist of principal and accrued and unpaid interest, without premium); holders may then need to reinvest at the then-prevailing market rates rather than receiving a fixed-rate coupon of 7.90 percent per annum for the period remaining prior to May 15, 2017. A Shortened Maturity Redemption as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates." In the event of an In-Kind Distribution, holders of New Certificates will receive their share of the NSC Notes (determined pursuant to a formula described in "Description of the New Certificates--Distribution of the NSC Notes on Payment Default or Acceleration") at the time of such distribution. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Passive Nature of the Trust

     The Trustee with respect to the Trust Certificates will hold the NSC Notes for the benefit of the holders of the Trust Certificates. The Trust will generally hold the NSC Notes to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect NSC or the value of the NSC Notes, except pursuant to an In-Kind Distribution to holders of the Trust Certificates in exchange for their Trust Certificates.

Risk Factors Relating to the Certificates and the Exchange Offer

Consequences of Failure to Exchange

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, the Old Certificates will remain subject to the transfer restrictions described therein pursuant to Rule 3a-7. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. PSSA does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for Old Certificates could be adversely affected.

Absence of a Public Market for the New Certificates

     Prior to the Exchange Offer, there has been no public market for the New Certificates and it is uncertain whether such a market will develop. Neither PSSA nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. The Trust has been advised by Prudential Securities that it currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. Prudential Securities is not obligated, however, to make a market in the New Certificates, and any such market-making activity may be discontinued at any time without notice at the sole discretion of Prudential Securities. There can be no assurance as to the liquidity of the market for the New Certificates or that any active market for the New Certificates will develop or continue. If an active market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected.

                                 USE OF PROCEEDS

     There will be no cash proceeds payable to PSSA or the Trust from the issuance of the New Certificates pursuant to the Exchange Offer. PSSA sold the Old Certificates to Prudential Securities, an affiliate of PSSA, as initial purchaser. The proceeds from the sale of the Old Certificates were received by PSSA and were applied to its purchase of the NSC Notes, which, after the purchase thereof, were deposited by PSSA in the Trust. PSSA also paid the issuance costs out of the proceeds from the sale of Old Certificates.

                             FORMATION OF THE TRUST

     Receipts on Corporate Securities Trust, Series NSC 1998-1 was formed under New York law pursuant to the Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No. 1 dated as of February 27, 1998 and as supplemented by the Series NSC 1998-1 Supplement dated as of April 13, 1998. Concurrently with the execution and delivery of the Trust Certificates, PSSA deposited the NSC Notes with the Trustee. The Trustee, on behalf of the Trust, accepted the NSC Notes and delivered the Trust Certificates to PSSA. The Trustee is holding the NSC Notes for the benefit of the holders of the Trust Certificates.

                         DESCRIPTION OF THE TRUST ASSETS

     The assets of the Trust consist solely of $80,000,000 aggregate principal amount of 7.90% Notes due May 15, 2097 issued by NSC and having the characteristics described in the NSC Notes Prospectus. The NSC Notes were originally issued by NSC on or about May 19, 1997 as part of an underwritten public offering of $350,000,000 aggregate principal amount of such securities (CUSIP No. 655844AK4) pursuant to a registration statement on Form S-3 (File No. 333-24051) (together with all amendments and exhibits thereto, the "NSC Notes Registration Statement"), filed by NSC with the Commission under the Securities Act. Payments of interest are required to be made on the NSC Notes semiannually on the fifteenth day of each May and November, commencing November 15, 1997, or if such day is not a business day, on the next business day.

     The NSC Notes deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of an Optional Redemption or a Shortened Maturity Redemption will depend on the Trust's receipt of payments on, or in respect of, the NSC Notes.

     Holders of New Certificates have no rights with respect to the NSC Notes except in the event of an In-Kind Distribution.

     The NSC Notes Prospectus states that the NSC Notes rank pari passu with all other unsecured and unsubordinated indebtedness of NSC. Under the NSC Notes Indenture, the events of default are as follows: (a) failure to pay principal of or any premium on any NSC Note when due; (b) failure to pay any interest on any NSC Note when due, continued for 30 days; (c) failure to perform any other covenant or warranty of NSC in the NSC Notes Indenture with respect to the NSC Notes, continued for 90 days after written notice, as provided in the NSC Notes Indenture; (d) acceleration of the NSC Notes or any other indebtedness for borrowed money, in an aggregate principal amount exceeding $30,000,000, of NSC or any Significant Subsidiary (within the meaning of the federal securities laws) under the terms of the instrument or instruments under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, or a sum of money sufficient to discharge in full such indebtedness is not deposited in trust, within 10 days after written notice as provided in the NSC Notes Indenture, and (e) certain events in bankruptcy, insolvency or reorganization.

     The NSC Notes are not subject to a sinking fund. The NSC Notes may be redeemed, in whole or in part, at any time at the option of NSC. See "Description of the Trust Assets--Optional Redemption."

     The NSC Notes are denominated in United States dollars and issued in fully registered form without coupons in denominations of $1,000 and any integral multiples thereof. The NSC Notes were issued in book-entry form only and are held through participants in the Depository Trust Company.

Optional Redemption

     The NSC Notes will be redeemable prior to maturity, as a whole or in part, at the option of NSC (an "Optional Redemption"), upon not less than 30 nor more than 60 days' prior written notice, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (an "Optional Redemption Date") on a semiannual basis at the Treasury Yield (as defined below) plus 20 basis points, together with accrued interest to the date of redemption. In the event of an Optional Redemption, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017, discounted semiannually in each case at a rate of 7.90% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date. Such ratio will be calculated by the Company, as calculation agent (the "Calculation Agent"). In the case of such an Optional Redemption of less than all of the NSC Notes, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the Distribution Ratio as of the Optional Redemption Date on a pro rata basis; such a distribution will result in a reduction (based on the percentage of NSC Notes redeemed) of the Residual Class Certificates Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments with respect to, the Amortizing Class Certificates based on the remaining NSC Notes after such redemption.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the NSC Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the NSC Notes.

     "Independent Investment Banker" means J.P. Morgan Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if either such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Senior Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York, New York time, on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and Merrill Lynch Government Securities Inc. and their respective successors; provided, however, that if one of the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a "Primary Treasury Dealer") or otherwise fails to provide a Reference Treasury Dealer Quotation, NSC will substitute therefor another Primary Treasury Dealer.

Shortened Maturity Redemption

     The NSC Notes Prospectus states as follows: NSC intends to deduct interest paid on the NSC Notes for United States federal income tax purposes. The Clinton Administration's budget proposal for Fiscal Year 1998, however, which was released on February 6, 1997, contains a series of proposed tax law changes that, if enacted, would prohibit an issuer from deducting interest payments on debt instruments that have a maturity of more than 40 years, such as the NSC Notes described herein. The Administration's proposal specifies that the changes would be effective for debt instruments issued on or after the date of the first Congressional Committee action. There can be no assurance that legislation affecting NSC's ability to deduct interest paid on the NSC Notes will not be enacted in the future or that any such legislation would not be effective retroactively.

      The NSC Notes Prospectus states as follows: Upon the occurrence of a Tax Event (as defined below), NSC will have the right, without the consent of the holders of the NSC Notes, to shorten the maturity of the NSC Notes to the minimum extent required, in the opinion of nationally recognized independent tax counsel to NSC, such that, after the shortening of the maturity, interest paid on the NSC Notes will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the Board of Directors of NSC, after receipt of an opinion of such counsel regarding applicable legal standards. There can be no assurance that the NSC would not exercise its right to shorten the maturity of the NSC Notes upon the occurrence of such a Tax Event and no assurance as to the period by which such maturity would be shortened.

     The NSC Notes Prospectus states as follows: In the event that NSC elects to exercise its right to shorten the maturity of NSC Notes upon the occurrence of a Tax Event, NSC will mail a notice of shortened maturity to each holder of the NSC Notes by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the NSC Notes. Such notice shall be effective immediately upon mailing.

     The NSC Notes Prospectus states as follows: NSC believes that the NSC Notes should constitute indebtedness for United States federal income tax purposes under current law and, in that case, an exercise of its right to shorten the maturity of the NSC Notes would not be a taxable event to holders for such purposes. Prospective investors should be aware, however, that NSC's exercise of its right to shorten the maturity of the NSC Notes would be a taxable event to holders for United States federal income tax purposes if the NSC Notes are treated as equity for such purposes before the maturity is shortened and the NSC Notes of shortened maturity are treated as debt for such purposes.

NSC Notes Indenture

     The NSC Notes were issued under the NSC Notes Indenture, dated January 15, 1991, as amended or supplemented, between NSC and First Trust of New York, N.A., as trustee.

Modification, Amendment and Waiver

     The NSC Notes Prospectus states as follows: Modifications and amendments of the NSC Notes Indenture may be made by NSC and the NSC Notes Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby, (1) change the stated maturity date of the principal of, or any installment of principal of, premium, if any, or interest, if any, on, any debt security, (2) reduce the principal, premium, if any, and/or interest, if any, on, any debt security, (3) reduce the amount of principal on an original issue discount debt security payable on acceleration of the maturity thereof, (4) change the place or currency of payment of principal, premium, if any, and/or interest, if any, on any debt security, (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, (6) reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for modification or amendment of the NSC Notes Indenture or for waiver of certain defaults, (7) modify the conversion provisions applicable to convertible debt securities in a manner adverse to the holders thereof or (8) modify the subordination provisions applicable to any series of debt securities in a manner adverse to the holders thereof.

     The NSC Notes Prospectus states as follows: The holders of a majority in aggregate principal amount of the debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by NSC with certain restrictive provisions of the NSC Notes Indenture. The holders of a majority in aggregate principal amount of the debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable NSC Notes Indenture with respect to debt securities of that series, except (1) a default in the payment of principal, premium, if any, and/or interest, if any, on any debt security of such series and (2) in respect of a covenant or provision of the NSC Notes Indenture which cannot be modified or amended without the consent of the holder of each debt security of such series affected.

     The information under this caption is derived solely from the description of the NSC Notes contained in the NSC Notes Prospectus. An investor may wish to read this Prospectus in conjunction with (i) the NSC Notes Prospectus and (ii) the NSC Notes Registration Statement, of which the NSC Notes Prospectus is a part. This Prospectus relates only to New Certificates offered hereby and does not relate to an offering of the NSC Notes. No representation is made by the Trust, the Trustee or PSSA as to the accuracy or completeness of the information contained in the NSC Notes Prospectus or the NSC Notes Registration Statement.

NSC

     This Prospectus does not provide information with respect to NSC. No investigation has been made of the financial condition or creditworthiness of NSC or any of its subsidiaries in connection with the issuance of the New Certificates. PSSA is not an affiliate of NSC. Prospective purchasers of the New Certificates should consider carefully NSC's financial condition and its ability to make payments in respect of the NSC Notes. All information contained in this Prospectus regarding NSC is derived from the NSC Notes Prospectus. Neither PSSA nor the Trust nor any of their respective affiliates has participated in the preparation of the NSC Notes Prospectus or the NSC Notes Registration Statement, and takes no responsibility for the accuracy or completeness of the information provided therein.

     NSC is presently subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information (including financial information) with the Commission. Copies of such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York. Neither PSSA nor the Trust nor any of their respective affiliates has participated in the preparation of any of the foregoing reports or other information filed by NSC with the Commission or the New York Stock Exchange or has made any investigation with respect to the information contained therein.

     If NSC ceases to be a reporting company under the Exchange Act, information regarding NSC or the NSC Notes will be limited to any information received by the Trustee, as the holder of the NSC Notes, pursuant to the NSC Notes Indenture from NSC or the trustee under the NSC Notes Indenture (the "NSC Notes Trustee"). The Trustee will furnish such information to registered holders of the Trust Certificates promptly following receipt.

     The Trust will have no assets other than the NSC Notes from which to make distributions of amounts due in respect of the Trust Certificates. Consequently, the ability of holders of Trust Certificates to receive distributions and the timeliness of such distributions in respect of the New Certificates will depend on the Trust's receipt of payments on the NSC Notes from NSC.

Ratings

     The NSC Notes have been rated "Baa1" and "BBB+" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively. The New Certificates will be rated "Baa1" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services at issuance. Any rating of the NSC Notes or the New Certificates is not a recommendation to purchase, hold or sell the New Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

Prudential Securities and NSC

     From time to time, Prudential Securities may be engaged by NSC as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Prudential Securities or another affiliate of PSSA may make a market in other outstanding securities of NSC.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Terms of the Exchange Offer

     In connection with the sale of the Old Certificates pursuant to a Purchase Agreement dated as of August 25, 1997 and the Terms Agreement dated as of April 13, 1998, between PSSA and Prudential Securities, their respective assignees became entitled to the benefits of the Registration Rights Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference".

     Under the Registration Rights Agreement, except in certain circumstances, PSSA is obligated to use its best efforts to (i) file a Registration Statement (the "Exchange Offer Registration Statement"), of which this Prospectus is a part, for a registered exchange offer with respect to an issue of New Certificates identical in all material respects to the Old Certificates within 180 calendar days after April 13, 1998, the date the Old Certificates were issued, (ii) use its reasonable best efforts to cause the Registration Statement to become effective at the earliest practicable time, (iii) use its reasonable best efforts to consummate the Exchange Offer on or prior to 210 days from April 13, 1998, and (iv) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective,
(B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Certificates to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer and
(iv) promptly after the effectiveness of such Exchange Offer Registration Statement, commence and consummate the Exchange Offer. The Trust will keep the Exchange Offer open for a period of not less than 30 calendar days and not more than 45 days after the date notice of the Exchange Offer is mailed to holders. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in minimum denominations of $250,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of January , 1999. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered in exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions".

     Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from PSSA for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from the Trust or PSSA for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and
(iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Broker-Dealer that receives New Certificates for its own account ("Restricted Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. PSSA has agreed that for a period of one year it will cause this Prospectus to be made available to any Restricted Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

     If (i) PSSA is not required to file an Exchange Offer Registration Statement with respect to the New Certificates because the Exchange Offer is not permitted by applicable law or (ii) if any holder of Old Certificates shall notify PSSA within 20 Business Days following the consummation of the Exchange Offer that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the Exchange Certificates acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) such holder is a Broker-Dealer and holds Old Certificates acquired directly from any of the Trust or PSSA or one of their respective Affiliates, then PSSA shall (x) cause to be filed, on or prior to 60 days after the date on which PSSA determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, or 60 days after the date on which PSSA receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") relating to all Old Certificates the holders of which shall have provided the information required by the Registration Rights Agreement, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 190 days after the date on which PSSA becomes obligated to file such Shelf Registration Statement. PSSA shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Old Certificates by the holders thereof entitled to the benefit of the Shelf Registration Statement, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of not more than one year following the date on which such Shelf Registration Statement first becomes effective under the Securities Act or such shorter period that will terminate when all the Old Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, PSSA will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the New Certificates and the Exchange Offer".

     NEITHER PSSA NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CERTIFICATES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CERTIFICATES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CERTIFICATES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February , 1999 (30 calendar days following the commencement of the Exchange Offer), unless PSSA, in its sole discretion, instructs the Exchange Agent to extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, PSSA will notify the Exchange Agent of any extension by oral or written notice and will cause the Exchange Agent to notify the holders of the Old Certificates by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Trust is extending the Exchange Offer for a specified period of time.

     PSSA reserves the right to cause the Trust and the Exchange Agent (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by PSSA, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to cause the Trustee to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by PSSA to constitute a material change, PSSA will promptly cause such amendment to be disclosed in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which the Exchange Agent may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Exchange Agent shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO PSSA. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Trustee or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Trustee, evidence satisfactory to the Trustee of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Trustee in its sole discretion, which determination will be final and binding. The Trustee reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for PSSA, be unlawful. The Trustee also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Trustee's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Trustee shall determine. Neither the Trustee nor PSSA, nor the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, PSSA reserves the right in its sole discretion (i) to purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, to purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Certificates for Exchange; Delivery of New Certificates

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted as validly tendered for exchange when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Guaranteed Delivery Procedures

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, a tender may be effected if
(i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by PSSA (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (the "NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trustee, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the Expiration Date.

Conditions

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for any Old Certificates, and PSSA may cause the Trustee to terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, PSSA determines that the Trust is not permitted to effect the Exchange Offer. PSSA has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates by the Trust from affiliates of PSSA (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                               By Mail or By Hand:
                              The Bank of New York
                           101 Barclay Street, 12 East
                              New York, N.Y. 10286
                   Attention: Corporate Trust--Administration

                            Telephone: (212) 815-5098
                            Facsimile: (212) 815-5999
Fees and Expenses

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by PSSA on behalf of the Trust pursuant to the Registration Rights Agreement. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees or agents of PSSA on behalf of the Trust.

     PSSA will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. PSSA, however, will pay on behalf of the Trust the Exchange Agent's reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. PSSA may also pay on behalf of the Trust, the reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by PSSA on behalf of the Trust, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     PSSA will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                       DESCRIPTION OF THE NEW CERTIFICATES

General

     The New Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars. The Trust Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the NSC Notes, (ii) all payments on or collections in respect of the NSC Notes received on or after April 13, 1998 together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. The property of the Trust will be held for the benefit of the holders of the Trust Certificates by the Trustee. Holders of the New Certificates will receive payments or distributions on each Distribution Date as described herein. See "--Collections and Distributions."

     The Trust Certificates represent two classes of undivided fractional beneficial interests in the assets of the Trust, and all distributions to holders of the Trust Certificates will be made only from the property of the Trust as described herein. The Trust Certificates are comprised of two classes representing the entire undivided beneficial ownership of the Trust: the Amortizing Class and the Residual Class (the Old Certificates currently constitute, and the New Certificates along with any Old Certificates not tendered in the Exchange Offer, will constitute the entire Amortizing Class). The Amortizing Class has a current aggregate Certificate Principal Balance of $68,089,189.08. The Residual Class has an aggregate Certificate Principal Balance of $80,000,000. Subject to the occurrence of an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution, the Residual Class Certificates evidence fractional undivided beneficial interests in all principal payments on the NSC Notes and in interest accrued and paid on the NSC Notes after May 15, 2017 at a rate of 7.90% per annum.

     Subject to the occurrence of an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution, distributions on the Amortizing Class Certificates will be made semiannually on each Scheduled Distribution Date up to and including May 15, 2017 in an amount equal to the amount of interest due and received on the NSC Notes on such Distribution Date. The Trust Certificates do not represent an interest in or obligation of PSSA, NSC, the NSC Notes Trustee or the Trustee or any affiliate of any of the foregoing. The amount of interest due on the NSC Notes on each Scheduled Distribution Date is the product of (i) 7.90%, (ii) 180 divided by 360, and (iii) $80,000,000 (less the principal amount of any NSC Notes redeemed in part upon an Optional Redemption or exchanged for Certificates as described herein).

     The aggregate "Certificate Principal Balance" of the Amortizing Class Certificates was initially $69,048,275.30 and is currently $68,089,189.08. On any Scheduled Distribution Date, the aggregate Certificate Principal Balance will be reduced by the positive difference between (i) the semiannual Fixed Payment made on such Scheduled Distribution Date and (ii) interest accrued on the aggregate Certificate Principal Balance at the Yield to Amortizing Class Final Distribution Date from the prior Scheduled Distribution Date (or, in the case of the initial Scheduled Distribution Date of May 15, 1998, such interest accrued from November 15, 1997). The Certificate Principal Balance of any Amortizing Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding Amortizing Class Certificates. In the case of an Optional Redemption of less than all of the NSC Notes, upon the distribution of the proceeds from such Optional Redemption, the Certificate Principal Balance of each Amortizing Class Certificate shall be reduced by the same percentage as the percentage of NSC Notes redeemed.

     New Certificates may be transferred or exchanged for like Certificates of the same Class at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Form of the New Certificates

     The New Certificates will be issued in definitive registered form in minimum denominations of $250,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof.

Collections and Distributions on New Certificates

     Subject to the occurrence of an Optional Redemption or a Shortened Maturity Redemption of the NSC Notes, scheduled distributions on the Amortizing Class Certificates will consist of equal semiannual installments allocable to principal and interest through May 15, 2017 (each, a "Fixed Payment"). Each Fixed Payment will be allocated between interest accrued at a per annum rate equal to 6.375% compounded semiannually (the "Yield to Amortizing Class Final Distribution Date") on the then-outstanding Certificate Principal Balance of the Amortizing Class Certificates, and the repayment of principal, as set forth in Appendix B attached hereto. Although payments on the Amortizing Class Certificates are denominated as principal and interest, the Amortizing Class Certificates generally represent indirect beneficial ownership of solely the interest payments on the NSC Notes on or before May 15, 2017 and will be paid solely from interest payments on the NSC Notes; absent an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution, on or prior to May 15, 2017, the Amortizing Class Certificateholders have no right to any portion of the principal payments on the NSC Notes. The Amortizing Class Certificates are scheduled to be paid in full on May 15, 2017 (the "Amortizing Class Final Distribution Date"). The actual final payment date could occur later in the event of a payment default on the NSC Notes, and could occur earlier in the case of an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution.

     Distributions with respect to New Certificates will be made at the corporate trust office or agency of the Trustee in The City of New York

     Any cash distribution on the New Certificates, upon a liquidation of the Trust as described below, will be made (i) in U.S. Dollars by or on behalf of the Trustee on the date of the distribution and (ii) by check drawn on, or wire transfer, of immediately available funds, but, with respect to the latter, only if appropriate wire transfer instructions have been received in writing by the Trustee not later than fifteen calendar days prior to the date of the distribution. If a holder of New Certificates wishes to receive cash payments by wire transfer, such holder shall provide appropriate wire transfer instructions by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the date of the distribution, which will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the date of the distribution. Any cash distribution by the Trustee to the New Certificates shall be made, subject to timely receipt of payments on the NSC Notes and solely to the extent of Available Funds. See "--Shortened Maturity Redemption" and "--Optional Redemption." "Available Funds" means, as of any date of the distribution, the aggregate amount received on or with respect to the NSC Notes during the period from the preceding date of the distribution up to and including such date of the distribution (each such period, a "Collection Period"), and deposited in the Collection Account and available for distribution on such date of the distribution.

     If a payment with respect to the NSC Notes is made to the Trustee after the date on which such payment was due, the Trustee will distribute any such amounts received on the Business Day thereafter as if such funds had constituted Available Funds on the date of the distribution immediately preceding such Business Day; provided, however, that the Record Date for such distribution shall be fifteen days prior to such Business Day and no additional amounts will accrue on the Trust Certificates or be owed to holders of Trust Certificates in respect of such distribution.

     All amounts received on or with respect to the NSC Notes shall be held uninvested by the Trustee. On May 15, 2017, the Trustee will distribute the NSC Notes in kind to the holders of Residual Class Certificates, unless an Optional Redemption, a Shortened Maturity Redemption, or an In-Kind Distribution has occurred on or prior to such date.

     In the event that PSSA is required to repurchase the NSC Notes as a result of a breach of its representation and warranty as to its title to the NSC Notes immediately prior to the transfer thereof to the Trustee, the Trustee will distribute the repurchase price received from PSSA to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.90 percent per annum to the date on which the repurchase price is distributed. Such ratio will be calculated by PSSA, as calculation agent, and such distribution will be made fifteen days after receipt of the repurchase price.

Optional Redemption

     The NSC Notes will be redeemable prior to maturity, as a whole or in part, at the option of NSC (an "Optional Redemption"), upon not less than 30 nor more than 60 days' prior written notice, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (an "Optional Redemption Date") on a semiannual basis at the Treasury Yield (as defined herein) plus 20 basis points, together with accrued interest to the date of redemption. In the event of an Optional Redemption, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017, discounted semiannually in each case at a rate of 7.90% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date. Such ratio will be calculated by the Company, as calculation agent (the "Calculation Agent"). In the case of such an Optional Redemption of less than all of the NSC Notes, the Trustee will distribute the payment received on the NSC Notes on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the Distribution Ratio as of the Optional Redemption Date on a pro rata basis; such a distribution will result in a reduction (based on the percentage of NSC Notes redeemed) of the Residual Class Certificates Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments with respect to, the Amortizing Class Certificates based on the remaining NSC Notes after such redemption. A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such a distribution date occurs on a Scheduled Distribution Date, is attached hereto as Appendix A.

Shortened Maturity Redemption

     Upon the occurrence of a Tax Event (as defined below) with respect to the NSC Notes, NSC has the right to shorten the maturity of the NSC Notes (i) to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the NSC Notes will be deductible for U.S. federal income tax purposes or, (ii) if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the Board of Directors of NSC after receipt of an opinion of such counsel regarding the applicable legal standards. (Any such new maturity date is referred to herein as the "Shortened Maturity Date.") If the Shortened Maturity Date is on or prior to May 15, 2017, the Amortizing Class Certificates and the Residual Class Certificates will be redeemed on the Shortened Maturity Date (a "Shortened Maturity Redemption"). The Trustee will distribute the payment received on the NSC Notes on the Shortened Maturity Date to the holders of each class of Certificates on the basis of the Distribution Ratio as of the Shortened Maturity Date. Such ratio will be calculated by the Calculation Agent. A Shortened Maturity Redemption as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates." A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such a distribution date occurs on a Scheduled Distribution Date, is attached hereto as Appendix A.

     A "Tax Event" means that NSC shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after May 19, 1997, there is more than an insubstantial increase in the risk that interest paid by NSC on the NSC Notes is not, or will not be, deductible, in whole or in part, by NSC for United States federal income tax purposes.

Distribution of the NSC Notes on Payment Default or Acceleration

     If a Payment Default or an Acceleration with respect to the NSC Notes occurs on or prior to May 15, 2017, the Trustee will make an in-kind distribution (an "In-Kind Distribution") of the remaining NSC Notes to the holders of the Residual Class Certificates and the Amortizing Class Certificates. A "Payment Default" means a default in the payment of any amount due on the NSC Notes from NSC after the same becomes due and payable (and the expiration of any applicable grace period on the NSC Notes). An "Acceleration" means the acceleration of the maturity of the NSC Notes following the occurrence of any default on the NSC Notes other than a Payment Default, notwithstanding any subsequent rescission and annulment of such Acceleration by the requisite holders of the entire series of NSC Notes. The In-Kind Distribution will be made to the holders of Amortizing Class Certificates and Residual Class Certificates on the basis of the Distribution Ratio as of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent. To the extent necessary to avoid a distribution of NSC Notes in unauthorized denominations, the Trustee will cause the liquidation in a commercially reasonable manner of such NSC Notes as are necessary, and will distribute the proceeds therefrom to the holders of Amortizing Class Certificates and Residual Class Certificates based on their respective rights to NSC Notes in unauthorized denominations. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions." A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such distribution occurs on a Scheduled Distribution Date, is attached hereto as Appendix A.

Exchange of Certificates for NSC Notes

     Any holder of both Amortizing Class Certificates and Residual Class Certificates may, by delivery of a notice to the Trustee substantially in the form of the Notice of Exchange attached to a Certificate (a "Notice of Exchange") not less than 30 and not more than 45 days prior to any Scheduled Distribution Date other than May 15, 2017, elect to exchange Certificates of both Classes for the NSC Notes on such Scheduled Distribution Date (the "Exchange Date"). In order to exercise such right, the holder shall tender to the Trustee on the Exchange Date immediately succeeding such notice both (a) Amortizing Class Certificates evidencing the percentage specified in the Notice of Exchange (which shall not be less than 10%) of the aggregate Certificate Principal Balance of all Amortizing Class Certificates then outstanding and (b) Residual Class Certificates evidencing the same percentage of the aggregate Certificate Principal Balance of all Residual Class Certificates then outstanding as is represented by the Amortizing Class Certificates tendered by such holder.

     Upon tender of such Certificates, duly endorsed by the holder to the Trustee, the Trustee shall transfer to the holder (or its designee specified in the Notice of Exchange) a principal amount of NSC Notes comprising the same percentage of the NSC Notes then held in the Trust as the percentage of Amortizing Class Certificates and Residual Class Certificates tendered by such holder on such Scheduled Distribution Date, rounded down to the nearest authorized denomination of NSC Notes. Upon such exchange, the Trustee shall cancel the tendered Certificates, provided that if the amount of the NSC Notes delivered to the holder or its designee was rounded down in accordance with the preceding sentence, the Trustee shall issue to such holder new Certificates of each Class evidencing percentage interests of such Class (regardless of whether such interests would otherwise be authorized denominations) equal to the amount of such Class in excess of the amount accepted for such exchange.

     The delivery of a Notice of Exchange shall be irrevocable; provided, however, that if (i) the proceeds of an Optional Redemption, a Shortened Maturity Redemption or an In-Kind Distribution are to be distributed on the Exchange Date to which such Notice of Exchange relates or (ii) if prior to such Exchange Date, the Trustee gives notice to holders that the proceeds of an Optional Redemption, a Shortened Maturity Redemption or an In-Kind Distribution are scheduled to be distributed on a date subsequent to such Exchange Date, such Notice of Exchange shall be automatically deemed canceled and be of no further force and effect.

     Any holder tendering Certificates in exchange for the NSC Notes on an Exchange Date shall be entitled to receive cash distributions otherwise payable on such Certificates on such Exchange Date.

     No Further Rule 3a-7 Limitation

     As a result of the rating assigned to the New Certificates at initial issuance, they will not be subject to restrictions on transfer applicable to the Old Certificates pursuant to Rule 3a-7.

                       DESCRIPTION OF THE TRUST AGREEMENT

General


     The following summary of certain provisions of the Trust Agreement and the Trust Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the Trust Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference." Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

The Trustee

     The Bank of New York, a New York banking corporation, acts as trustee of the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, 12th Floor East, New York, New York 10286, Attention:
Corporate Trust.

     The Trust Agreement provides that the Trustee and any director, officer, employee or agent thereof will be indemnified by PSSA and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement. Pursuant to the Trust Agreement, as compensation for the performance of its duties thereunder, the Trustee is entitled to payment of trustee fees and reimbursement of expenses by PSSA pursuant to a separate agreement with PSSA, but shall not have any claim against the Trust with respect thereto.

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the New Certificates or the NSC Notes or any related document. The Trustee is required to perform only those duties specifically required under the Trust Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

     The Trustee is unaffiliated with, but may have normal banking relationships with, PSSA and its affiliates.

     The Trust Agreement and, upon consummation of the Exchange Offer, the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Event of Default

     There are no events of default with respect to the Trust Certificates.

Voting Rights

     Voting rights will be allocated between the holders of Residual Class Certificates, on the one hand, and the holders of Amortizing Class Certificates on the other, respectively, at any date of determination in the same ratio as
(i) the present value of all originally scheduled future payments on the NSC Notes after May 15, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.90 percent per annum to the date of determination. Such ratio will be calculated by the Calculation Agent. All voting rights with respect to the Residual Class Certificates will be allocated among all holders of Residual Class Certificates in proportion to the respective Certificate Principal Balances of the then-outstanding Residual Class Certificates held by such holders on any date of determination. All voting rights with respect to the Amortizing Class Certificates will be allocated among all holders of Amortizing Class Certificates in proportion to the respective Notional Amounts of the then-outstanding Amortizing Class Certificates held by such holders on any date of determination.

     The required percentage of Voting Rights of those Classes of Trust Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment is 100%.

Voting with Respect to the NSC Notes

     The Trustee, as the holder of the NSC Notes, has the right to vote and give consents and waivers in respect of the NSC Notes as permitted by the NSC Notes Indenture with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from NSC for its consent to any amendment, modification or waiver of the NSC Notes or any document relating thereto, or receives any other solicitation for any action with respect to the NSC Notes, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the holders of Amortizing Class Certificates and Residual Class Certificates as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Voting Rights of the Certificates) as the Certificates of the Trust were actually voted or not voted by the holders of Amortizing Class Certificates and Residual Class Certificates thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary herein, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the NSC Notes, including, without limitation, any demand to accelerate the NSC Notes, (ii) which would result in the exchange or substitution of any NSC Note pursuant to a plan for the refunding or refinancing of such NSC Note, (iii) which would alter the currency in which any payment is required to be made on the NSC Notes, (iv) which would change the voting rights granted to holders of the NSC Notes under the NSC Notes Indenture, or (v) which would impair in any material respect any rights of the Trustee or holders of the NSC Notes to enforce remedies against NSC under the NSC Notes Indenture, except in each case with the unanimous consent of the holders of Amortizing Class Certificates and Residual Class Certificates, and subject to the requirement that such vote or consent would not, based on an Opinion of Counsel, cause the Trust to fail to be characterized as a grantor trust for U.S. federal income tax purposes or result in a sale or exchange of any Certificate for federal income tax purpose. The Trustee shall have no liability for any failure to act resulting from the holders of Amortizing Class Certificates and Residual Class Certificates' late return of, or failure to return, directions requested by the Trustee from the holders of Amortizing Class Certificates and Residual Class Certificates.

Modification and Waiver

     The Trust Agreement may be amended by PSSA and the Trustee, without notice to or consent of the holders of Trust Certificates, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or supplement any Credit Support (as defined in the Trust Agreement) for the benefit of any holders of Trust Certificates, (iv) to add to the covenants, restrictions or obligations of PSSA or the Trustee for the benefit of the holders of Trust Certificates, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, or (vi) to comply with any requirements imposed by the Internal Revenue Code of 1986 (the "Code"); provided that (x) any such amendment described in (i) through (vi) will not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and
(y) the Trustee has received (1) a certificate of PSSA to the effect that such amendment will not have a material adverse effect on any class of holders of Trust Certificates and (2) written confirmation from each Rating Agency rating such Trust Certificates, if any, that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by PSSA and the Trustee, with the consent of the holders of Certificates of each class evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Trust Certificates of such Classes that are affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such holders of Trust Certificates; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes.

     No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Trust Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

Reports to Holders of Trust Certificates; Notices

     Reports to Holders of Trust Certificates. With each distribution to holders of Trust Certificates, the Trustee will forward or cause to be forwarded to each such holder of Trust Certificates and to PSSA a statement setting forth: (i) the amount of such distribution to holders of Trust Certificates of such Class allocable to principal, if any, on the Trust Certificates of such Class; (ii) the amount of compensation received by the Trustee for the period relating to such Distribution Date, (iii) the aggregate stated principal amount or, if applicable, notional principal amount of the NSC Notes and the current interest rate thereon at the close of business on such Distribution Date; and (iv) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Trust Certificates at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of Trust Certificates or for such other specified portion thereof. Subject to the occurrence of a Shortened Maturity Redemption or an In-Kind Distribution, the holders of New Certificates will receive no such reports until the distribution in-kind on May 15, 2017. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a holder of Trust Certificates a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a holder of Trust Certificates. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

     Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

Replacement Certificates

     If a New Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination of the Trust

     The Trust shall terminate upon the earliest of (i) the distribution of the NSC Notes on May 15, 2017, (ii) the date of any Optional Redemption or Shortened Maturity Redemption or (iii) the date of an In-Kind Distribution.

     The final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency appointed by the Trustee.

Governing Law

     The Trust Agreement and the Trust Certificates will be governed by, and construed in accordance with, the laws of the State of New York without reference to such State's principles of conflicts of law. Upon consummation of the Exchange Offer, the Trust Agreement will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of Trust Certificates and the exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer. The summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase Trust Certificates by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. Thus, for example, except where otherwise noted, the discussion below is addressed to holders that are "U.S. persons" and that hold Trust Certificates as capital assets. It does not discuss state, local or foreign tax consequences, nor does it discuss all the tax consequences that may be relevant to a holder subject to special rules, including dealers in securities or commodities, banks, savings and loan associations and similar financial institutions, tax-exempt organizations, insurance companies, taxpayers that hold Trust Certificates as part of a hedged or integrated transaction (such as a "straddle" or "conversion transaction") for U.S. federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed as individuals. The discussion below is based on the Code and the regulations issued thereunder, and interpretations of law, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the U.S. federal income tax consequences described herein.

     The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

     PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL TAX CONSEQUENCES TO THEM OF THE EXCHANGE, AND OF ACQUIRING, HOLDING AND DISPOSING OF TRUST CERTIFICATES, INCLUDING, IN PARTICULAR, THE APPLICATION IN THEIR PARTICULAR CIRCUMSTANCES OF THE TAX CONSEQUENCES DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.


Exchange of Old Certificates for New Certificates

     In the opinion of Cleary, Gottlieb, Steen & Hamilton, the Exchange will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in the Exchange Offer will not recognize gain on the Exchange. The New Certificates will have the same "issue price" (and "adjusted issue price" immediately after the Exchange) as the Old Certificates, and each tendering holder will have the same adjusted basis and holding period in the New Certificates as it had in the Old Certificates immediately before the Exchange.

Characterization of the Trust

     For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership treated as an association) in the opinion of Cleary, Gottlieb, Steen & Hamilton. Although the characterization of the Trust is not certain, the Trust should be treated for U.S. federal income tax purposes as a grantor trust, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service ("IRS") on that basis. If the Trust were not classified as a grantor trust, it would be classified as a partnership.
As a consequence, the Trust will not be subject to U.S. federal income taxation.

     Prospective investors should be aware that no rulings have been or are expected to be sought from the IRS with respect to the classification of the Trust (or any of the other U.S. federal income tax consequences discussed in this summary) and there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust (or with the other U.S. federal income tax consequences discussed herein). See "--Alternative Characterizations." Accordingly, prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

     Under the U.S. federal income tax rules applicable to grantor trusts, a holder of a Trust Certificate will be treated as owning the rights to those payments on the NSC Notes that are allocable to that Trust Certificate. The sale of a Trust Certificate will be considered a sale of a holder's interest in those payments. In addition, a holder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be deducted by the holder if the holder paid directly a pro rata portion of the amounts paid by the Trust.

     The NSC Notes Prospectus indicates that the NSC Notes underlying the Trust Certificates were sold based on NSC's belief that they constitute indebtedness of NSC for U.S. federal income tax purposes. The following discussion is based on the assumption that the NSC Notes will constitute debt instruments in their entirety. Except for the discussion under "--Alternative Characterizations," the following also assumes that the Trust will be classified as a grantor trust.

Purchase and Holding of Trust Certificates

     A purchaser of a Trust Certificate will be treated as having acquired the rights to those payments on the NSC Notes that are allocable to that Trust Certificate and will be taxed under the "stripped bond" rules of the Code. The holder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the NSC Notes allocable to the Trust Certificate, and having original issue discount ("OID") equal to the excess of the sum of such payments over the holder's purchase price for the Trust Certificate (which would be treated as the "issue price"). In determining the purchase price for a Trust Certificate for this purpose, a portion of the purchase price of the Trust Certificate may be separately allocated to amounts held by the Trust pending distribution to holders (the recovery of which amounts would not be taxable). Any such allocation would reduce the amount paid for (and the amount payable on) such Trust Certificate.

     Under the OID rules, in general, each holder of a Trust Certificate, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Trust Certificate for all days during the taxable year that the holder owns the Trust Certificate. The daily portions of OID on a Trust Certificate are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a Trust Certificate, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. The amount of OID on a Trust Certificate allocable to each accrual period is determined by multiplying the "adjusted issue price" of the Trust Certificate at the beginning of the accrual period by the yield to maturity of such Trust Certificate (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a Trust Certificate is the discount rate that causes the present value of all payments on the Trust Certificate as of its issue date to equal the issue price of such Trust Certificate. The "adjusted issue price" of a Trust Certificate at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments made with respect to such Trust Certificate in all prior accrual periods.

     Because holders of Residual Class Certificates will not be receiving current distributions, OID will be includible as income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

     It is not clear how the possibility of a Shortened Maturity Redemption or an Optional Redemption, and the resulting distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on the Shortened Maturity Date or Optional Redemption Date, as the case may be, should be taken into account for purposes of determining the taxation of holders at, and prior to, the Shortened Maturity Date or Optional Redemption Date (including, but not limited to, the amount of OID required to be included by holders in ordinary gross income). The Trustee intends to take the position that the possibility of a Shortened Maturity Redemption or Optional Redemption should not affect the U.S. federal income tax consequences to holders prior to the Shortened Maturity Date or Optional Redemption Date. Under this treatment, if the maturity of the NSC Notes was shortened as a result of a Shortened Maturity Redemption, a holder would be treated, solely for OID purposes, as acquiring a newly issued OID bond, and would be required to determine OID on the newly issued bond taking into account the Shortened Maturity Date and the amount required to be distributed to the holder on that date. The amount of OID required to be included in the holder's ordinary gross income as a result of the redetermination could be more or less than the amount determined without taking into account the Shortened Maturity Redemption. In addition, under this treatment, if the maturity of the NSC Notes was shortened as a result of an Optional Redemption, a holder would be treated as disposing of the NSC Notes in whole, in the case of an Optional Redemption of all of the NSC Notes, or in part, in the case of an Optional Redemption of less than all of the NSC Notes, on the Optional Redemption Date with the consequences described below under "--Sale or Exchange of Certificates or NSC Notes." There can be no assurance, however, that the IRS will not take a different position on the effect of a potential Shortened Maturity Redemption or Optional Redemption, which position may have less favorable tax consequences. See "-Alternative Characterizations." Prospective purchasers should consult their tax advisers with respect to the effect of a potential Shortened Maturity Redemption or Optional Redemption.

     The Trust currently intends, for information reporting purposes, to account for OID reportable by holders of Trust Certificates by reference to the first price at which a substantial amount of the Trust Certificates is sold to purchasers (other than Prudential Securities), even though the amount of OID will differ for subsequent purchasers. Such prospective purchasers should consult their tax advisers regarding the proper calculation of OID.

Distributions

     Cash distributions on the Trust Certificates will not be subject to additional taxation. An In-Kind Distribution may be treated in whole or in part as equivalent to a sale or exchange.

Optional Exchange of Certificates for the NSC Notes

     The distribution of a principal amount of the NSC Notes comprising a specified percentage of the NSC Notes then held in the Trust in exchange for the same percentage of Amortizing Class Certificates and Residual Class Certificates, and the issuance of new Certificates, if any, evidencing smaller equal percentage interests of each such Class will not be subject to additional taxation. The treatment of a holder that exchanges such Certificates for the NSC Notes is unclear. The provisions of the Code and Treasury regulations relating to stripped bonds do not specifically provide authority or a mechanism for ceasing to apply the stripped bond rules under such circumstances. It therefore appears likely that such a holder would be required to continue to report income, gain or loss on the NSC Notes so acquired in the same manner as if it still held the Certificates surrendered in exchange for the NSC Notes.

Sale or Exchange of Certificates or NSC Notes

     A Certificateholder's tax basis in a Certificate generally will equal the cost of the Certificate increased by any amounts includible in income as OID, and reduced by any payments made on the Certificate.

     Upon the sale or exchange of a Certificate, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in the Certificate. Gain or loss recognized by a holder on the sale or exchange of a Certificate generally will be capital gain or loss, and will be long-term capital gain or loss if the holder is considered to have held the Certificate for more than one year at the time of the disposition. Long-term capital gain recognized by an individual holder generally will be subject to a maximum tax rate of 20 percent in respect of Trust Certificates held for more than one year.

     A holder will recognize gain or loss on any sale by the Trust of the NSC Notes, including in connection with an In-Kind Distribution or pursuant to an Optional Redemption of all or part of the NSC Notes, equal to the difference between the portion of the amount realized on the sale allocable to the holder and the allocable portion of the holder's basis in the Certificate. In the event of an Optional Redemption of less than all of the NSC Notes, a holder will calculate gain or loss by assuming that the NSC Notes consist of two debt instruments, one of which is retired and one of which remains outstanding. The adjusted issue price, holder's adjusted basis and accrued but unpaid OID of the NSC Notes, determined immediately before the partial Optional Redemption, will be allocated between those two instruments based on the portion of the NSC Notes that is treated as retired by the partial Optional Redemption.

Alternative Characterizations

     As noted above, there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust. It is possible that the IRS could seek to classify the Trust as a partnership, although even if the IRS were successful the Trust would not be subject to U.S. federal income tax. While not certain, if the Trust is classified as a partnership, it should be eligible for the election out of the partnership tax rules of subchapter K of the Code, under Treasury Regulation Section 1.761-2. In mutual consideration for each holder's purchase of a Trust Certificate, each holder of a Trust Certificate is deemed to have consented to the making of such a protective election as of the date of formation of the Trust. As a result of the election, each holder of a Trust Certificate would be required to report its respective share of the items of income, deductions and credits of the Trust on its respective U.S. federal income tax return in a manner substantially similar to the U.S. federal income tax reporting required under the grantor trust rules. However, if the Trust were not eligible to make the election, the method of taxation of holders of Trust Certificates could differ significantly from the treatment described in this summary. Among those differences, (i) the Trust would be required to account for its income and deductions at the Trust level, and to utilize a taxable year for reporting purposes, (ii) income from the NSC Notes would be taxed under the rules of the Code applicable to whole debt instruments rather than under the "stripped bond" rules described above, and (iii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. Prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

     Adverse tax consequences might also result if the IRS takes a different position than the position described above under "--Purchase and Holding of Trust Certificates" with respect to the effect on holders of a potential distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on an Optional Redemption Date or a Shortened Maturity Date. For example, the IRS might treat the Amortizing Class Certificate as a right to payments on the NSC Notes coupled with a separate agreement, in the nature of a put option, between Amortizing Class Certificate holders, on the one hand, and Residual Class Certificate holders, on the other hand. Under this characterization, an Optional Redemption or Shortened Maturity Redemption would be a taxable event. Moreover, the existence of a deemed put option might trigger the Code's "straddle" rules, in which case, among other matters, gain or loss on the sale of a Trust Certificate would be short-term capital gain or loss regardless of the period during which the holder held the Trust Certificate.

Non-U.S. Holders

     A holder that is not a U.S. person and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Trust Certificate will not be subject to United States income or withholding tax, except as described below and under "--Information Reporting and Backup Withholding," in respect of interest income or gain on the NSC Notes if the holder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the holder and stating, among other things, that the holder is not a U.S. person (or, after December 31, 1999, if the holder satisfied applicable documentary evidence requirements for establishing that it is not a U.S. person) and if the holder is not a "10-percent shareholder" or related "controlled foreign corporation" with respect to NSC. If these conditions are not met, a 30 percent withholding tax will apply to interest income from the Trust Certificates, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such holder. In the latter case, such holder will be subject to U.S. federal income tax with respect to all income from the NSC Notes at regular rates applicable to U.S. taxpayers.

     A holder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Trust Certificate if it is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Code.

Information Reporting and Backup Withholding

     The Trustee will furnish or make available to each party registered during such calendar year as a holder, such information as is required under the Code or regulations under the Code to enable each holder to file its U.S. federal income tax returns.

     Certain holders that are U.S. persons or that otherwise are subject to United States federal income taxation on a net income basis in respect of the Note ("U.S. holders") may be subject to a 31 percent backup withholding tax in respect of distributions made on a Trust Certificate and proceeds from the sale of a Trust Certificate to or through certain brokers if they do not provide their taxpayer identification numbers (generally on IRS Form W-9). Persons who are not U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of information reporting requirements and backup withholding tax. Any amounts so withheld from distributions on the Trust Certificate would be allowed as a credit against the holder's U.S. federal income tax liability, or upon application by the holder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                              PLAN OF DISTRIBUTION

     Each broker or dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. PSSA has agreed that it will make this Prospectus, as amended or supplemented, available to any broker or dealer for use in connection with any such resale for a period of one year. In addition, until such date, all brokers or dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     PSSA will not receive any proceeds from any sale of New Certificates by brokers or dealers. New Certificates received by brokers or dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker or dealer and/or the purchasers of any such New Certificates. Any broker or dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, PSSA will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker or dealer that requests such documents in the Letter of Transmittal. PSSA has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Certificates) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Certificates (including any broker or dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the New Certificates and certain United States federal income taxation matters will be passed upon for the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                             INDEX OF DEFINED TERMS
Acceleration.......................................................    24
Available Funds....................................................    22
Calculation Agent..................................................    6
Certificate Principal Balance......................................    21
Code...............................................................    26
Collection Period..................................................    22
Commission.........................................................    cover
EDGAR..............................................................    1
Eligible Institution...............................................    18
Exchange...........................................................    28
Exchange Act.......................................................    1
Exchange Agent.....................................................    5
Exchange Offer.....................................................    cover
Exchange Offer No-Action Letters...................................    cover
Exchange Offer Registration Statement..............................    15
Expiration Date....................................................    cover
Fixed Payment......................................................    5
NSC................................................................    cover
NSC Notes..........................................................    cover
NSC Notes Indenture................................................    7
NSC Notes Prospectus...............................................    cover
NSC Notes Registration Statement...................................    2
NSC Notes Trustee..................................................    14
holder.............................................................    17
In-Kind Distribution...............................................    24
IRS................................................................    28
Letter of Transmittal..............................................    cover
Shortened Maturity Redemption......................................    cover
New Certificates...................................................    cover
NYSE...............................................................    19
OID................................................................    29
Old Certificates...................................................    cover
Optional Redemption................................................    6
Payment Default....................................................    24
PSGI...............................................................    2
Prudential Securities..............................................    cover
PSSA...............................................................    cover
Registration Rights Agreement......................................    cover
Registration Statement.............................................    1
Restricted Broker-Dealer...........................................    cover
Rule 3a-7..........................................................    5
Securities Act.....................................................    cover
Shelf Registration Statement.......................................    16
Shortened Maturity Date............................................    cover
Tax Event..........................................................    7
Trust..............................................................    cover
Trust Agreement....................................................    cover
Trust Certificates.................................................    cover
Trustee............................................................    cover
U.S. holders.......................................................    31
U.S. person........................................................    28

                                                                 APPENDIX A

          Relative Percentages Distributable upon Optional Redemption,
             Shortened Maturity Redemption or In-Kind Distribution *

                            DEFAULT JUST PRIOR         DEFAULT JUST AFTER
                            TO INTEREST PAYMENT         INTEREST PAYMENT
                      ---------------------------  ---------------------------
                       Amortizing    Step-up        Amortizing    Step-up
   Date                  Tranche     Tranche          Tranche     Tranche
   ----                  -------     -------          -------     -------
      May 15, 1999        76.15%      23.85%           75.21%      24.79%
 November 15, 1999        75.21%      24.79%           74.23%      25.77%
      May 15, 2000        74.23%      25.77%           73.21%      26.79%
 November 15, 2000        73.21%      26.79%           72.15%      27.85%
      May 15, 2001        72.15%      27.85%           71.05%      28.95%
 November 15, 2001        71.05%      28.95%           69.91%      30.09%
      May 15, 2002        69.91%      30.09%           68.72%      31.28%
 November 15, 2002        68.72%      31.28%           67.48%      32.52%
      May 15, 2003        67.48%      32.52%           66.20%      33.80%
 November 15, 2003        66.20%      33.80%           64.87%      35.13%
      May 15, 2004        64.87%      35.13%           63.48%      36.52%
 November 15, 2004        63.48%      36.52%           62.03%      37.97%
      May 15, 2005        62.03%      37.97%           60.53%      39.47%
 November 15, 2005        60.53%      39.47%           58.98%      41.02%
      May 15, 2006        58.98%      41.02%           57.36%      42.64%
 November 15, 2006        57.36%      42.64%           55.67%      44.33%
      May 15, 2007        55.67%      44.33%           53.92%      46.08%
 November 15, 2007        53.92%      46.08%           52.10%      47.90%
      May 15, 2008        52.10%      47.90%           50.21%      49.79%
 November 15, 2008        50.21%      49.79%           48.24%      51.76%
      May 15, 2009        48.24%      51.76%           46.20%      53.80%
 November 15, 2009        46.20%      53.80%           44.07%      55.93%
      May 15, 2010        44.07%      55.93%           41.86%      58.14%
 November 15, 2010        41.86%      58.14%           39.57%      60.43%
      May 15, 2011        39.57%      60.43%           37.18%      62.82%
 November 15, 2011        37.18%      62.82%           34.70%      65.30%
      May 15, 2012        34.70%      65.30%           32.12%      67.88%
 November 15, 2012        32.12%      67.88%           29.44%      70.56%
      May 15, 2013        29.44%      70.56%           26.65%      73.35%
 November 15, 2013        26.65%      73.35%           23.75%      76.25%
      May 15, 2014        23.75%      76.25%           20.74%      79.26%
 November 15, 2014        20.74%      79.26%           17.61%      82.39%
      May 15, 2015        17.61%      82.39%           14.35%      85.65%
 November 15, 2015        14.35%      85.65%           10.97%      89.03%
      May 15, 2016        10.97%      89.03%            7.46%      92.54%
 November 15, 2016         7.46%      92.54%            3.80%      96.20%
      May 15, 2017         3.80%      96.20%            0.00%     100.00%

-------------------
* The proceeds of any Optional Redemption, Shortened Maturity Redemption, or In-Kind Distribution occurring on any of the above Scheduled Distribution Dates with respect to the NSC Notes will be allocated according to the above percentages if such proceeds are distributed on the above Scheduled Distribution Dates. The proceeds of any such event occurring on dates other than Scheduled Distribution Dates will be distributed in accordance with the ratio described in the Prospectus.


                          AMORTIZING CLASS CERTIFICATES
                        SCHEDULE OF AMORTIZING PAYMENTS*

  DATE                  INTEREST PAYMENT          PRINCIPAL PAYMENT      TOTAL CASHFLOW          REMAINING BALANCE
  ----                  ----------------          -----------------       --------------         -----------------

     May 15, 1999       $   2,170,342.90        $     989,657.10        $   3,160,000.00        $   67,099,531.98
November 15, 1999       $   2,138,797.58        $   1,021,202.42        $   3,160,000.00        $   66,078,329.56
     May 15, 2000       $   2,106,246.75        $   1,053,753.25        $   3,160,000.00        $   65,024,576.31
November 15, 2000       $   2,072,658.37        $   1,087,341.63        $   3,160,000.00        $   63,937,234.68
     May 15, 2001       $   2,037,999.36        $   1,122,000.64        $   3,160,000.00        $   62,815,234.04
November 15, 2001       $   2,002,235.59        $   1,157,764.41        $   3,160,000.00        $   61,657,469.63
     May 15, 2002       $   1,965,331.84        $   1,194,668.18        $   3,160,000.00        $   60,462,801.47
November 15, 2002       $   1,927,251.80        $   1,232,748.20        $   3,160,000.00        $   59,230,053.27
     May 15, 2003       $   1,887,957.95        $   1,272,042.05        $   3,160,000.00        $   57,958,011.22
November 15, 2003       $   1,847,411.61        $   1,312,588.39        $   3,160,000.00        $   56,645,422.83
     May 15, 2004       $   1,805,572.85        $   1,354,427.15        $   3,160,000.00        $   55,290,995.68
November 15, 2004       $   1,762,400.49        $   1,397,599.51        $   3,160,000.00        $   53,893,396.17
     May 15, 2005       $   1,717,852.00        $   1,442,148.00        $   3,160,000.00        $   52,451,248.17
November 15, 2005       $   1,671,883.54        $   1,488,116.46        $   3,160,000.00        $   50,963,131.71
     May 15, 2006       $   1,624,449.82        $   1,535,550.18        $   3,160,000.00        $   49,427,581.53
November 15, 2006       $   1,575,504.16        $   1,584,495.84        $   3,160,000.00        $   47,843,085.69
     May 15, 2007       $   1,524,998.36        $   1,635,001.64        $   3,160,000.00        $   46,208,084.05
November 15, 2007       $   1,472,882.68        $   1,687,117.32        $   3,160,000.00        $   44,520,966.73
     May 15, 2008       $   1,419,105.81        $   1,740,894.19        $   3,160,000.00        $   42,780,072.54
November 15, 2008       $   1,363,614.81        $   1,796,385.19        $   3,160,000.00        $   40,983,687.35
     May 15, 2009       $   1,306,355.03        $   1,853,644.97        $   3,160,000.00        $   39,130,042.38
November 15, 2009       $   1,247,270.10        $   1,912,729.90        $   3,160,000.00        $   37,217,312.48
     May 15, 2010       $   1,186,301.84        $   1,973,698.16        $   3,160,000.00        $   35,243,614.32
November 15, 2010       $   1,123,390.21        $   2,036,609.79        $   3,160,000.00        $   33,207,004.53
     May 15, 2011       $   1,058,473.27        $   2,101,526.73        $   3,160,000.00        $   31,105,477.80
November 15, 2011       $     991,487.10        $   2,168,512.90        $   3,160,000.00        $   28,936,964.90
     May 15, 2012       $     922,365.76        $   2,237,634.24        $   3,160,000.00        $   26,699,330.66
November 15, 2012       $     851,041.16        $   2,308,958.84        $   3,160,000.00        $   24,390,371.82
     May 15, 2013       $     777,443.10        $   2,382,556.90        $   3,160,000.00        $   22,007,814.92
November 15, 2013       $     701,499.10        $   2,458,500.90        $   3,160,000.00        $   19,549,314.02
     May 15, 2014       $     623,134.38        $   2,536,865.62        $   3,160,000.00        $   17,012,448.40
November 15, 2014       $     542,271.79        $   2,617,728.21        $   3,160,000.00        $   14,394,720.19
     May 15, 2015       $     458,831.71        $   2,701,168.29        $   3,160,000.00        $   11,693,551.90
November 15, 2015       $     372,731.97        $   2,787,268.03        $   3,160,000.00        $    8,906,283.87
     May 15, 2016       $     283,887.80        $   2,876,112.20        $   3,160,000.00        $    6,030,171.67
November 15, 2016       $     192,211.72        $   2,967,788.28        $   3,160,000.00        $    3,062,383.39
     May 15, 2017       $      97,616.61        $   3,062,383.39        $   3,160,000.00        $            0.00


------------------
* Schedule assumes no Optional Redemption, Shortened Maturity Redempton, In-Kind Distribution or distribution of the NSC Notes in exchange for Certificates.
=============================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust, PSSA or the Exchange Agent. Neither this Prospectus nor the accompanying Letter of Transmittal, or both together, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor the accompanying Letter of Transmittal, or both together, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Trust since the date hereof or thereof or that the information contained herein is correct at any time subsequent to the date hereof or thereof.


          Receipts on Corporate
            Securities Trust,
            Series NSC 1998-1

            Offer to Exchange
    Receipts on Corporate Securities,
   Series NSC 1998-1, Amortizing Class

   which have been registered under the
   Securities Act of 1933, as amended,

       for any and all outstanding
    Receipts on Corporate Securities,
   Series NSC 1998-1, Amortizing Class




              January , 1999



                     TABLE OF CONTENTS

                                                Page
                                                ----

Available Information............................1
Incorporation of Certain Documents
     by Reference................................1
Prospectus Summary...............................2
Risk Factors....................................10
Use of Proceeds.................................11
Formation of the Trust..........................11
Description of the Trust Assets.................12
The Exchange Offer..............................16
Description of the New Certificates.............21
Description of the Trust Agreement..............25
Certain U.S. Federal Income
   Tax Consequences.............................28
Plan of Distribution............................32
Legal Matters...................................33
Index of Defined Terms..........................34
Appendix A -- Allocation Schedule...............A-1
Appendix B --  Amortization Schedule............A-2



=============================================================



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     PSSA's Bylaws provide that PSSA shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of PSSA other than an action by or in the right of PSSA (for which PSSA may indemnify such persons under certain circumstances).

     Section 145 of the Delaware General Corporation Law (the "GCL") provides as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Amended and Restated Certificate of Incorporation also limit the personal liability of directors to PSSA and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Amended and Restated Certificate of Incorporation of PSSA provide as follows:

     "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the provisions of this Article Eleventh shall not eliminate or limit the liability of a director (a) for any breach of the Director's duty of loyalty to the Corporation and to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived any improper personal benefit. If the GCL is amended after the filing of this Amended and Restated Certificate of Incorporation so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any elimination or limitation on the personal liability of a director existing at the time of such repeal or modification."

Item 21.  Exhibits.

Exhibit
Number                          Exhibit Description
------                          -------------------

Exhibit 4.1 Form of Receipts on Corporate Securities, Series NSC 1998-1, Residual Class (included in Exhibit 4.3).

Exhibit 4.2 Trust Agreement, dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.*

Exhibit 4.3 Series Supplement, Series NSC 1998-1 dated as of April 13, 1998 between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 4.4 Base Amendment No. 1 dated as of February 27, 1998 between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton relating to the New Certificates.+

Exhibit 8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton relating to certain federal income tax matters (included in Exhibit 5.1).+

Exhibit 23.1 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1).+

Exhibit 24.1 Powers of Attorney (included on the signature page of the Registrants in this Registration Statement).+

Exhibit 25.1 Statement of Eligibility of The Bank of New York, as Trustee, relating to Trust Certificates, on Form T-1.

Exhibit 99.1                  Form of Letter of Transmittal.+

Exhibit 99.2                  Form of Notice of Guaranteed Delivery.+

Exhibit 99.3 Registration Rights Agreement dated as of April 13, 1998 between Prudential Securities Structured Assets, Inc. and Prudential Securities Incorporated.


* Incorporated by reference to the Registration Statement on Form S-4 filed by Prudential Securities Structured Assets, Inc. and the Receipts on Corporate Securities Trust, Series FDX 1997-1, File No. 333-38745.

+ Filed herewith.

Item 22.  Undertakings.

The undersigned registrants hereby undertake:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and PSSA being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 5, 1999.

                                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.



                                  By:  /s/ JEFFREY J. THEODOROU
                                     ------------------------------
                                               Jeffrey J. Theodorou
                                                    President



                                  RECEIPTS ON CORPORATE SECURITIES TRUST,
                                              SERIES NSC 1998-1

                                  By:  PRUDENTIAL SECURITIES STRUCTURED
                                              ASSETS, INC.


                                              By: /s/ JEFFREY J. THEODOROU
                                                 -------------------------
                                                  Jeffrey J. Theodorou
                                                      President


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey J. Theodorou, Terrance O'Dwyer and Lawrence Motz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 on behalf of Prudential Securities Structured Assets, Inc. with respect to securities issued by Receipts on Corporate Securities Trust, Series NSC 1998-1, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for each attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

      Signature                                                 Title
      ---------                                                 -----
/s/ HOWARD WHITMAN                     Chairman of the Board and Director
---------------------------
   Howard Whitman

/s/ JEFFREY J. THEODOROU               President
----------------------------           (Principal Executive Officer)
Jeffrey J. Theodorou


/s/ WILLIAM J. HORAN                 Chief Financial Officer
-----------------------------          (Principal Financial and
William J. Horan                             Accounting Officer)


/s/ ELIZABETH W. CASTAGNA              Treasurer
-----------------------------
Elizabeth W. Castagna


/s/ RUTH LAVELLE                       Director
-----------------------
    Ruth Lavelle


                                  EXHIBIT INDEX
Exhibit
Number                          Exhibit Description
------                          -------------------

Exhibit 4.1 Form of Receipts on Corporate Securities, Series NSC 1998-1, Residual Class (included in Exhibit 4.3).

Exhibit 4.2 Trust Agreement, dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.*

Exhibit 4.3 Series Supplement, Series NSC 1998-1 dated as of April 13, 1998 between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 4.4 Base Amendment No. 1 dated as of February 27, 1998 between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton relating to the New Certificates.+

Exhibit 8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton relating to certain federal income tax matters (included in Exhibit 5.1).+

Exhibit 23.1 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1).+

Exhibit 24.1 Powers of Attorney (included on the signature page of the Registrants in this Registration Statement).+

Exhibit 25.1 Statement of Eligibility of The Bank of New York, as Trustee, relating to Trust Certificates, on Form T-1.

Exhibit 99.1                  Form of Letter of Transmittal.+

Exhibit 99.2                  Form of Notice of Guaranteed Delivery.+

Exhibit 99.3 Registration Rights Agreement dated as of April 13, 1998 between Prudential Securities Structured Assets, Inc. and Prudential Securities Incorporated.


* Incorporated by reference to the Registration Statement on Form S-4 filed by Prudential Securities Structured Assets, Inc. and the Receipts on Corporate Securities Trust, Series FDX 1997-1, File No. 333-38745.

+ Filed herewith.